                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 12, 2002




                                   EMTEC, INC.
               (Exact name of Registrant as specified in Charter)


         Delaware                                2-54020                              87-0273300
(State or other jurisdiction of             (Commission File No.)                    (IRS Employer
         incorporation                                                              Identification
                                                                                       Number)


817 East Gate Drive, Mount Laurel, New Jersey                                             08054
(Address of principal executive offices)                                                (Zip Code)


Registrant's telephone number, including area code:  (856) 235-2121

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired

                  The financial statements required by Item 7(a) of this Report.

          (b)     Pro Forma Financial Information

                   The pro forma financial information required by Item 7(b) of this Report.

         (c)      Exhibits previously filed on August 26, 2002 and September 13,
                  2002.

                     10.1 Asset Acquisition Agreement dated August 12, 2002 by and between Acentra Technologies, Inc. and the Registrant.

                  10.1 Asset Acquisition Agreement dated August 31, 2002 by and between Turnkey Computer Systems, Inc. and the Registrant.

                           ACENTRA TECHNOLOGIES, INC.




                                    I N D E X


                                                                                PAGE
                                                                                ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                           F-2

BALANCE SHEETS
     JULY 31, 2002 AND SEPTEMBER 30, 2001                                          F-3

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
     TEN MONTHS ENDED JULY 31, 2002 AND YEARS ENDED
     SEPTEMBER 30, 2001 AND 2000                                                   F-4

STATEMENTS OF CASH FLOWS
     TEN MONTHS ENDED JULY 31, 2002 AND YEARS ENDED
     SEPTEMBER 30, 2001 AND 2000                                                   F-5

NOTES TO FINANCIAL STATEMENTS                                                     F-6/15



                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Acentra Technologies, Inc.

We have audited the accompanying balance sheets of ACENTRA TECHNOLOGIES, INC. (formerly Atlanticom Technologies, Inc.) as of July 31, 2002 and September 30, 2001, and the related statements of operations and retained earnings (deficit) and cash flows for the ten months ended July 31, 2002 and the years ended September 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acentra Technologies, Inc. as of July 31, 2002 and September 30, 2001, and its results of operations and cash flows for the ten months ended July 31, 2002 and the years ended September 30, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and at July 31, 2002 has working capital and stockholders' deficiencies. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ J. H. Cohn LLP

Lawrenceville, New Jersey
October 10, 2002

                           ACENTRA TECHNOLOGIES, INC.

                                 BALANCE SHEETS
                      JULY 31, 2002 AND SEPTEMBER 30, 2001

                                        ASSETS                                               2002                 2001
                                                                                          -----------          ----------
Current assets:
    Cash                                                                                  $   144,871          $    3,470
    Accounts receivable:
        Billed, net of allowance for doubtful accounts
           of $95,124 and $130,000                                                          1,501,524           4,963,066
        Unbilled                                                                               29,603             194,922
    Inventories                                                                               189,948             477,605
    Cost of unbilled equipment under contract                                                  91,424             993,313
    Prepaid expenses and other current assets                                                  30,641              39,787
    Income tax refund receivable                                                              492,055             285,663
                                                                                          -----------          ----------
           Total current assets                                                             2,480,066           6,957,826

Equipment and improvements, net of accumulated
    depreciation and amortization of $1,172,518 and $930,149                                  821,940             916,003
Deposits and other assets                                                                      77,798              49,598
                                                                                          -----------          ----------

           Totals                                                                         $ 3,379,804          $7,923,427
                                                                                          ===========          ==========

                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Note payable - bank                                                                   $   277,132          $2,445,270
    Current portion of long-term debt                                                       2,932,184             129,636
    Current portion of capital lease obligations                                                7,154
    Accounts payable                                                                        2,184,561           4,627,703
    Accrued expenses and other current liabilities                                            709,177             737,472
    Deferred revenue                                                                          116,518             153,388
                                                                                          -----------          ----------
           Total current liabilities                                                        6,226,726           8,093,469

Long-term debt, net of current portion                                                                            114,352
Capital lease obligations, net of current portion                                              30,110
                                                                                          -----------          ----------
           Total liabilities                                                                6,256,836           8,207,821
                                                                                          -----------          ----------

Commitments and contingencies

Stockholders' deficiency:
    Common stock, no par value; 2,500 shares authorized;
        2,081 and 2,000 shares issued                                                         428,800             428,800
    Accumulated deficit                                                                    (3,075,832)           (483,194)
    Less treasury stock, 1,840 shares, at cost                                               (230,000)           (230,000)
                                                                                          -----------          ----------
           Total stockholders' deficiency                                                  (2,877,032)           (284,394)
                                                                                          -----------          ----------

           Totals                                                                         $ 3,379,804          $7,923,427
                                                                                          ===========          ==========

See Notes to Financial Statements.

                           ACENTRA TECHNOLOGIES, INC.

            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                       TEN MONTHS ENDED JULY 31, 2002 AND
                     YEARS ENDED SEPTEMBER 30, 2001 AND 2000



                                                                       Ten Months                  Years Ended
                                                                         Ended                     September 30,
                                                                         July 31,       ---------------------------------
                          OPERATIONS                                      2002                2001                2000
                                                                      ------------      -------------       -------------

Revenue                                                                $18,208,825        $34,511,116         $52,026,691

Cost of revenue                                                         18,129,159         32,116,401          48,547,558
                                                                       -----------        -----------         -----------

Gross profit                                                                79,666          2,394,715           3,479,133
                                                                       -----------        -----------         -----------

Operating expenses:
    Selling, general and administrative                                  2,722,712          3,219,807           4,244,408
    Provision for impairment of equipment                                                     116,000
                                                                       -----------        -----------         -----------
        Totals                                                           2,722,712          3,335,807           4,244,408
                                                                       -----------        -----------         -----------

Loss from operations                                                    (2,643,046)          (941,092)           (765,275)

Interest expense                                                           154,799            289,742             593,627
                                                                       -----------        -----------         -----------

Loss before income taxes                                                (2,797,845)        (1,230,834)         (1,358,902)

Credit for income taxes                                                   (205,207)           (49,364)           (526,699)
                                                                       -----------        -----------         -----------

Net loss                                                                (2,592,638)        (1,181,470)           (832,203)


                RETAINED EARNINGS (DEFICIT)

Balance, beginning of period                                              (483,194)           698,276           1,530,479
                                                                       -----------        -----------         -----------

Balance, end of period                                                 $(3,075,832)       $  (483,194)        $   698,276
                                                                       ===========        ===========         ===========


See Notes to Financial Statements.

                           ACENTRA TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS
                       TEN MONTHS ENDED JULY 31, 2002 AND
                     YEARS ENDED SEPTEMBER 30, 2001 AND 2000


                                                                          Ten Months                Years Ended
                                                                            Ended                   September 30,
                                                                           July 31,          ----------------------------
                                                                             2002                2001            2000
                                                                          -----------        -----------      -----------

Operating activities:
    Net loss                                                              $(2,592,638)       $(1,181,470)     $  (832,203)
    Adjustments to reconcile net loss to net cash
        provided by operating activities:
        Depreciation and amortization                                         242,369            249,860          196,246
        Provision for doubtful accounts                                       135,669             56,676           37,925
        Deferred income taxes                                                                    230,192         (155,856)
        Provision for impairment of capitalized software
           costs                                                                                 116,000
        Changes in operating assets and liabilities:
           Accounts receivable                                              3,491,192          4,084,428        1,344,977
           Inventories                                                        287,657            187,132         (361,940)
           Cost of unbilled equipment under contract                          901,889            828,291        3,669,249
           Prepaid expenses and other current assets                            9,146             41,673           23,985
           Deposits and other assets                                          (28,200)            16,744           71,526
           Income tax refund receivable                                      (206,392)          (285,663)
           Accounts payable                                                   356,858         (4,041,296)      (1,210,132)
           Accrued expenses and other current liabilities                     (28,295)           604,152         (555,466)
           Deferred revenue                                                   (36,870)           (26,383)          93,815
                                                                          -----------        -----------      -----------
               Net cash provided by operating activities                    2,532,385            880,336        2,322,126
                                                                          -----------        -----------      -----------

Investing activities - acquisition of equipment and
    improvements                                                             (111,042)          (266,542)        (560,455)
                                                                          -----------        -----------      -----------

Financing activities:
    Decrease in note payable - bank                                        (2,168,138)          (509,662)      (1,884,104)
    Proceeds of term loan - bank                                                                                  200,000
    Principal payments on long-term debt                                     (111,804)          (103,918)         (76,107)
                                                                          -----------        -----------      -----------
               Net cash used in financing activities                       (2,279,942)          (613,580)      (1,760,211)
                                                                          -----------        -----------      -----------

Net increase in cash                                                          141,401                214            1,460

Cash, beginning of period                                                       3,470              3,256            1,796
                                                                          -----------        -----------      -----------

Cash, end of period                                                       $   144,871        $     3,470      $     3,256
                                                                          ===========        ===========      ===========

Supplemental disclosure of cash flow data:
    Interest paid                                                         $   167,362        $   321,170      $   648,791
                                                                          ===========        ===========      ===========

    Income taxes paid (refunded)                                          $    (1,083)       $  (474,833)     $    87,000
                                                                          ===========        ===========      ===========

Supplemental disclosure of noncash investing and financing activities:
    In May 2002, the Company entered into an agreement with its major supplier resulting in the reclassification of $2,800,000 of accounts payable as long-term debt.

    In July 2002, the Company acquired equipment at a cost of $37,264 through capital lease financing.



See Notes to Financial Statements.

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Business and summary of significant accounting policies:
           Business:
             Acentra Technologies, Inc., formerly Atlanticom Technologies, Inc., (the "Company") is a distributor and integrator of computer, voice, data cabling and networking products that serves customers in state and local government, education, healthcare and the private sector. The Company's services include sales of computers, peripheral supplies, network integration and applications development to a variety of customers located throughout New Jersey, New York, Pennsylvania and Delaware.

             Such sales had been made primarily under the Company's contract with the State of New Jersey. As discussed in Note 15, the Company entered into an agreement on August 8, 2002 to sell certain assets, including its contract with the State of New Jersey. The Company's fiscal year has ended historically on September 30th. The accompanying financial statements have been prepared in connection with that sale and, accordingly, have been presented as of July 31, 2002 and for the ten months then ended and as of September 30, 2001 and for the years ended September 30, 2001 and 2000.

           Use of estimates:
             The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

           Concentrations of credit risk:
             Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company maintains its cash in bank deposit accounts which at times may exceed Federally insured limits. During the ten months ended July 31, 2002 and the years ended September 30, 2001 and 2000, the State of New Jersey and its political subdivisions accounted for the majority of the Company's sales. As of July 31, 2002, receivables from the Company's contract with the State of New Jersey accounted for approximately 85% of total accounts receivable. In addition, various local governments and schools that purchase products and services under the Company's contract with the State of New Jersey accounted for a significant portion of the Company's remaining sales.

             The Company places its deposits with major reputable banks and closely monitors the extension of credit to its customers while maintaining appropriate allowances for potential credit losses. Accordingly, management does not believe that the Company was exposed to significant credit risk at July 31, 2001.

           Inventories:
             Inventories consist primarily of miscellaneous parts and wiring and are stated at the lower of cost or market using the first-in, first-out method.

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Business and summary of significant accounting policies (concluded):
           Cost of unbilled equipment under contract:
             Unbilled equipment under contract represents equipment and accessories acquired per a customer's purchase order which have not been delivered to the customer or have been delivered to the customer but have not been completely installed and, accordingly, cannot be operated by the customer.

           Equipment and improvements:
             Equipment and improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

           Revenue recognition:
             The Company's revenues are derived primarily from sales of computers, peripheral supplies, network integration services and applications development under the Company's contract with the State of New Jersey and other contracts. The Company recognizes revenues when all products have been delivered and all services have been completed pursuant to the terms of the contracts and collectibility of any remaining receivable is reasonably assured.

           Impairment of assets:
             Impairment losses on property and equipment and other long-lived assets with definitive lives are recognized when events indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. The Company recorded a provision of $116,000 for impaired equipment during the year ended September 30, 2001

           Income taxes:
             The Company accounts for income taxes pursuant to the asset and liability method which requires deferred tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 2 - Basis of presentation:
             The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, as shown in the financial statements, the Company has sustained recurring losses from operations and at July 31, 2002 it had a working capital deficiency of $3,746,660 and a stockholders' deficiency of $2,877,032. In addition, as discussed in Notes 5 and 6, the Company had violated certain covenants under its loan agreements, which created events of default. Management believes that the Company will continue to incur operating losses and it cannot determine when the Company will be able to meet all of its obligations as they become due. Accordingly, the Company will need to obtain additional financing, sell some of its assets and obtain the continued forbearance of its creditors in order to continue to operate through at least July 31, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern.

             As discussed in Note 15, the Company entered into an agreement on August 8, 2002 to sell certain assets, including a contract with its largest customer, the State of New Jersey. The proceeds from the sale were significantly less than the Company's remaining net liabilities. During the period from August 9, 2002 through October 10, 2002, the Company has not been able to generate any other significant revenues, retain its key employees, sustain any significant operations and repay its obligations as they have become due. Management is in the process of seeking accommodations with the Company's remaining creditors. However, management cannot assure that the Company will be able to reach any agreements with its creditors and the Company may be forced to file for bankruptcy or entirely cease its operations.

             The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.


Note 3 - Inventories:
             Inventories consist of the following at July 31, 2002 and September 30, 2001:

                                                                   2002              2001
                                                                 --------          --------
                  Cabling materials                                                $307,833
                  Other products                                 $189,948           169,772
                                                                 --------          --------

                     Totals                                      $189,948          $477,605
                                                                 ========          ========

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 4 - Equipment and improvements:
             Equipment and improvements consist of the following at July 31, 2002 and September 30, 2001:

                                                                           2002              2001
                                                                        ----------        ----------
                  Machinery and equipment                               $1,443,124        $1,334,323
                  Furniture and fixtures                                   161,960           161,960
                  Delivery equipment                                        23,958            23,958
                  Leasehold improvements                                   328,152           325,911
                  Assets under capital lease                                37,264
                                                                        ----------        ----------
                                                                         1,994,458         1,846,152
                  Less accumulated depreciation and
                        amortization                                     1,172,518           930,149
                                                                        ----------        ----------

                           Totals                                       $  821,940        $  916,003
                                                                        ==========        ==========

Note 5 - Note payable - bank:
             At July 31, 2002 and September 30, 2001, the balances of the note payable - bank of $277,132 and $2,445,270 were attributable to borrowings under a line of credit agreement with a bank that allowed the Company to borrow up to (i) the lesser of $500,000 or
             (ii) 80% of qualified accounts receivable, as defined, minus the undrawn amount of all outstanding letters of credit and the outstanding principal balance of borrowings under the term loan provided by the same bank (see Note 6). The amount that could be outstanding under all letters of credit at any time was limited to $500,000. Borrowings were secured by accounts receivable and bore interest at the bank's prime rate plus 2% (an effective rate of 6.75% at July 31, 2002). Pursuant to the line of credit agreement with the bank, the line of credit was due to expire on September 6, 2002.

             At July 31, 2002, the Company was in default under the provisions of the line of credit agreement as a result of the Company's noncompliance with certain loan covenants and the bank had the right to demand immediate repayment of the outstanding balance and increase the interest rate on any borrowings that remained outstanding. The bank did not exercise those rights and the Company repaid the outstanding balance on September 13, 2002.

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 6 - Long-term debt:
             Long-term debt consists of the following at July 31, 2002 and September 30, 2001:

                                                                                  2002           2001
                                                                              ----------       --------
                    Note payable - principal vendor (A)                       $2,773,968
                    Note payable - bank (B)                                       33,333       $ 88,889
                    Leasehold improvement obligation (C)                          74,883        105,099
                    Loan payable to stockholder (D)                               50,000         50,000
                                                                              ----------       --------
                                                                               2,932,184        243,988
                    Less current portion                                       2,932,184        129,636
                                                                              ----------       --------

                    Long-term debt                                            $   --           $114,352
                                                                              ==========       ========

                    (A) The Company purchased substantially all of the computer products that it resold from one vendor. On May 2, 2002, the Company entered into an agreement to convert its outstanding accounts payable to that vendor of $2,800,000 into a note payable bearing interest at an annual rate of 3%. Under the agreement, the Company became obligated to make payments of principal and interest in monthly installments of $20,000 through March 2003, $40,000 through June 2003, $50,000 in July
                        2003, $85,000 through November 2003, $100,000 through
                        May 2005 and a final installment of $471,548 in June 2005. The note is secured by a second lien on substantially all of the Company's accounts receivable, inventories and equipment. At July 31, 2002, the Company was in default under the provisions of the agreement with the vendor as a result of the Company's noncompliance with certain loan covenants and the vendor had the right to demand immediate repayment of the outstanding balance. Accordingly, the entire balance is classified as a current liability at July 31, 2002.

                    (B) The note was payable to the bank that provided the
                        Company with its line of credit (see Note 5) in monthly installments of $5,556 through January 2003 plus interest at the bank's prime rate plus .25% (an effective rate of 5% at July 31, 2002). The note was secured by certain equipment. At July 31, 2002, the Company was in default under the provisions of the loan agreement as a result of the Company's noncompliance with certain loan covenants and the bank had the right to demand immediate repayment of the outstanding balance and increase the interest rate on any borrowings that remained outstanding. The bank did not exercise those rights and the Company repaid the outstanding balance on September 13, 2002.

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 6 - Long-term debt (concluded):
                   (C) The obligation is payable in monthly installments of $4,046 including interest at an annual rate of 9% through February 2004 and is secured by various improvements. At July 31, 2002, the Company was in default under the provisions of the loan agreement as a result of the Company's noncompliance with certain loan covenants and the lender had the right to demand immediate repayment of the outstanding balance. Accordingly, the entire balance is classified as a current liability at July 31, 2002.

                   (D) The loan bears interest at an annual rate of 8.5% and has no specific due date. The loan was subordinate to the note payable - bank.


Note 7 - Accrued expenses and other current liabilities:
             Accrued expenses and other current liabilities consist of the following at July 31, 2002 and September 30, 2001:

                                                                        2002               2001
                                                                      --------           --------
                    Payroll, including related taxes                  $139,669           $358,707
                    Customer overpayments                              320,409
                    Accrued commissions                                 33,000            143,046
                    Other                                              216,099            235,719
                                                                      --------           --------

                             Totals                                   $709,177           $737,472
                                                                      ========           ========

Note 8 - Capital lease obligations:
             During July 2002, the Company acquired equipment at a cost of $37,264 through capital lease financing. Future minimum lease payments under capital lease obligations in each of the years subsequent to July 31, 2002 are as follows:

                    Period Ending
                       July 31,                                                                  Amount
                    -------------                                                               -------
                         2003                                                                   $ 8,213
                         2004                                                                     8,213
                         2005                                                                     8,213
                         2006                                                                     8,213
                         2007                                                                     7,529
                                                                                                -------
                             Total                                                               40,381
                         Less amount representing interest at an effective rate of 3.1%           3,117
                                                                                                -------

                             Total                                                              $37,264
                                                                                                =======

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 9 - Employee benefit plan:
           The Company maintained a 401(k) savings plan for the benefit of eligible employees who elected to participate. The Company matched 25% of the employee's contribution up to 6% of the employee's total compensation until March 2002. The Company's contribution amounted to $11,597, $24,884 and $32,603 for the ten months ended July 31, 2002 and the years ended September 30, 2001 and 2000, respectively. The Plan was terminated in August 2002.

Note 10- Income taxes:
           The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of July 31, 2002 and September 30, 2001 were related to the following:

                                                                                        2002                2001
                                                                                    -----------           --------
                    Deferred tax assets (liabilities):
                         Current:
                             Inventory valuation                                                         $ 189,200
                             Allowance for doubtful accounts                        $    40,900             55,900
                             Accrued vacation                                            28,800             15,900
                             Deferred rent                                                4,700              7,300
                             Other                                                                           6,000
                                                                                    -----------          ---------
                               Totals                                                    74,400            274,300
                                                                                    -----------          ---------

                         Noncurrent:
                             Net operating loss carryforwards                         1,530,900            275,300
                             State deferred tax assets                                 (172,600)           (82,600)
                             Depreciation expense                                       (47,900)           (54,700)
                                                                                    -----------          ---------
                               Totals                                                 1,310,400            138,000
                                                                                    -----------          ---------

                               Totals                                                 1,384,800            412,300
                         Less valuation allowance                                    (1,384,800)          (412,300)
                                                                                    -----------          ---------

                               Total deferred tax assets                            $     --             $   --
                                                                                    ===========          =========

           The net credits for income taxes consist of the following provisions (credits) for the ten months ended July 31, 2002 and the years ended September 30, 2001 and 2000:

                                                         2002              2001           2000
                                                       ---------         ---------      ---------
                    Federal:
                         Current                       $(206,392)        $(285,663)     $(373,121)
                         Deferred                                           99,692        (41,606)
                                                       ---------         ---------      ---------
                               Totals                   (206,392)         (185,971)      (414,727)
                                                       ---------         ---------      ---------
                    State:
                         Current                           1,185             6,107          2,278
                         Deferred                                          130,500       (114,250)
                                                       ---------         ---------      ---------
                               Totals                      1,185           136,607       (111,972)
                                                       ---------         ---------      ---------

                               Totals                  $(205,207)        $ (49,364)     $(526,699)
                                                       =========         =========      =========

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 10- Income taxes (concluded):
           The net credits for income taxes for the ten months ended July 31, 2002 and the years ended September 30, 2001 and 2000 differ from the amounts computed using the Federal statutory rate of 34% as a result of the following:

                                                                                   2002           2001             2000
                                                                                   ----           ----             ----
                    Credit at Federal statutory rate                               (34)%          (34)%           (34)%
                    Increase (decrease) from effects of:
                       State income taxes, net of Federal
                             income tax benefit                                                     7              (6)
                         Change in Federal tax law                                  (7)           (23)
                         Reversal of net deferred tax assets                                        8
                         Change in valuation allowance                              35             34
                         Other                                                      (1)             4               1
                                                                                   ---            ---             ---

                             Totals                                                 (7)%           (4)%           (39)%
                                                                                   ===            ===             ===

               The Company had Federal net operating loss carryforwards of approximately $3,023,700, $230,400 and $230,400 and state net operating loss carryforwards of approximately $5,587,400, $2,187,100 and $1,346,900 at July 31, 2002 and September 30, 2001
               and 2000, respectively. Federal and state net operating loss carryforwards available at July 31, 2002 expire at various dates through 2022 and 2010, respectively.

               At September 30, 2000, management believed that it was more likely than not that the Company would generate sufficient taxable income in subsequent periods to enable it to utilize the potential benefits of its net operating loss carryforwards and its other deferred tax assets of approximately $230,200. Accordingly, it did not record a valuation allowance to offset the carryforwards at September 30, 2000 or its tax credit for the year ended September 30, 2000.

               As a result of legislation related to the events of September 11, 2001, the Company obtained the right to carryback certain net operating losses for Federal income tax purposes and realize tax credits totaling approximately $492,000 ($206,400 and $285,600 in the ten months ended July 31, 2002 and the year ended September 30, 2001, respectively. However, due to the uncertainties relating to the Company's ability to realize benefits from the utilization of its net operating loss carryforwards and its other deferred tax assets arising from the continuation of its pre-tax losses, the Company recorded valuation allowances of $1,384,800 and $412,300 to offset its net deferred tax assets at July 31, 2002 and September 30, 2001, respectively, and, effectively, reduced its expected tax credits by $972,500 and $412,300 in the ten months ended July 31, 2002 and the year ended September 30, 2001, respectively, through the increases in the valuation allowance and by $99,700 in the year ended September 30, 2001 through the reversal of the net deferred tax assets recorded as of September 30, 2000.

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 11- Lease commitments:
           The Company leases its facilities under operating leases which expire through 2004. The Company also leases certain equipment under an operating lease agreement which expires in 2003. Rent expense amounted to $149,300, $255,588 and $279,342 for the ten months ended July 31, 2002 and the years ended September 30, 2001 and 2000, respectively.

           Minimum future rental payments under the noncancelable operating leases subsequent to July 31, 2002 are $138,587 in 2003, $67,133 in 2004 and $9,097 in 2005.

Note 12- Related party transactions:
           During the ten months ended July 31, 2002, the Company issued 81 shares of its common stock to one of its directors as consideration for the director's agreement to personally guarantee new financing the Company was negotiating. Management determined that the value of the shares was not material and, accordingly, the Company did not record any financing costs in connection with the issuance of the shares.

           A company in which a minority stockholder of the Company holds a 49% interest provides the Company with consulting services. Charges for such services totaled approximately $116,000, $303,000 and $299,000 for the ten months ended July 31, 2002 and the years ended September 30, 2001 and 2000, respectively.

Note 13- Compensation agreements:
           As of July 31, 2002, the Company had employment agreements with two of its officers which provide for aggregate base salaries at an annual rate of approximately $400,000 through June 14, 2007 (see Note
           15).

Note 14- Litigation:
           The Company is involved in various claims and legal actions arising in the ordinary course of business. Management believes that the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows in subsequent periods.

                           ACENTRA TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 15- Subsequent events:
           On August 8, 2002, the Company entered into an agreement to sell its principal asset, the contract with its largest customer, the State of New Jersey, and certain other related assets for approximately $200,000 in cash, subject to certain adjustments, and the agreement of the purchaser to assume certain obligations related to the completion of contracts that were in process. The Company will record a gain from the sale of approximately $100,000. During the period from August 9, 2002 through October 10, 2002, the Company has not been able to generate any other significant revenues, retain its key employees, sustain any significant operations and repay its obligations as they have become due. Accordingly, the Company will record charges, including a charge for the impairment of its property and equipment, totaling approximately $800,000 as an indirect result of the sale.

           During August 2002, one of the employment agreements with the officers of the Company described in Note 13 was terminated and, as a result, the Company's commitment for the payment of salaries through June 14, 2007 was reduced to an annual rate of approximately $150,000.


                                     * * *

                         TURNKEY COMPUTER SYSTEMS, INC.
                              FINANCIAL STATEMENTS
                DECEMBER 31, 2001 AND AUGUST 31, 2002 (UNAUDITED)


                                    CONTENTS


                                                                      PAGE
                                                                      ----
INDEPENDENT AUDITORS' REPORT.............................................1

FINANCIAL STATEMENTS

  Balance Sheets.........................................................2

  Statements of Operations...............................................3

  Statement of Changes in Stockholders' Equity...........................4

  Statements of Cash Flows...............................................5

  Notes to the Financial Statements.................................6 - 11


                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

TURNKEY COMPUTER SYSTEMS, INC.

We have audited the balance sheet of Turnkey Computer Systems, Inc. as of December 31, 2001, and the related consolidated statement of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referenced above present fairly, in all material respects, the financial position of Turnkey Computer Systems, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the year then ended December 31, 2001 in conformity with generally accepted accounting principles in the United States of America.




                                         /s/ Schuhalter, Coughlin & Suozzo, LLC
                                         --------------------------------------
                                             Schuhalter, Coughlin & Suozzo, LLC
                                              Certified Public Accountants

Raritan, New Jersey

October 31, 2002

                         TURNKEY COMPUTER SYSTEMS, INC.
                                 BALANCE SHEETS


                                                             DECEMBER 31,         AUGUST 31,
                                                                 2001                2002
                                                             ------------         ---------
                                                                                 (Unaudited)
      Assets
Current Assets
  Cash and cash equivalents                                    $ 50,530            $ 58,966
  Accounts receivable net of allowance for doubtful
    accounts of $8,800 and $8,800                               479,634             418,024
  Accounts receivable unbilled                                   12,419                   -
  Inventory                                                      15,664                   -
  Prepaid expenses                                                8,686               1,809
  Prepaid/refundable income taxes                                 4,600               4,518
                                                               --------            --------
      Total Current Assets                                      571,533             483,317
                                                               --------            --------
Property and equipment, at cost, net of
  accumulated depreciation of $161,759 and $178,198              85,738              34,299
                                                               --------            --------

Other Assets
  Security deposits                                               7,170               5,400
                                                               --------            --------
      Total Other Assets                                          7,170               5,400
                                                               --------            --------
      Total Assets                                              664,441             523,016
                                                               ========            ========
      Liabilities and Stockholders' Equity

Current Liabilities
  Accounts payable and accrued expenses                         118,646             121,439
  Note payable bank                                             120,441             158,503
  Corporate income taxes                                            900                 800
  Deferred taxes                                                 29,400              22,800
                                                               --------            --------
      Total Current Liabilities                                 269,387             303,542

Deferred taxes                                                    4,800               1,500
                                                               --------            --------
      Total Liabilities                                         274,187             305,042
                                                               --------            --------
Stockholders' Equity
  Common stock, no par value, 200 shares authorized
  and 120 shares issued and outstanding                          18,648              18,648
  Retained earnings                                             371,606             199,326
                                                               --------            --------
      Total Stockholders' Equity                                390,254             217,974
                                                               --------            --------
      Total Liabilities and Stockholders' Equity               $664,441            $523,016
                                                               ========            ========

   The accompanying notes are an integral part of these financial statements.

                         TURNKEY COMPUTER SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                                                     EIGHT MONTHS
                                                                   YEAR ENDED            ENDED
                                                                  DECEMBER 31,         AUGUST 31,
                                                                      2001                2002
                                                                  ------------       ------------
                                                                                      (Unaudited)
Revenues
  Consulting services                                              $1,591,292         $  904,401
  Sales of equipment, peripherals and software                        500,795            457,023
  Commissions                                                         103,996             21,528
                                                                   ----------         ----------
      Total Revenues                                                2,196,083          1,382,952
                                                                   ----------         ----------
Direct Costs
  Consulting service expenses                                         927,458            558,185
  Purchases equipment                                                 311,350            274,883
  Purchases supplies                                                   18,202             15,542
  Purchases other                                                     108,492            110,008
                                                                   ----------         ----------
      Total Direct Costs                                            1,365,502            958,618
                                                                   ----------         ----------
      Gross Profit                                                    830,581            424,334

Selling, General & Administrative Expenses                            943,958            546,519
Depreciation                                                           27,242             16,439
Impairment loss Property and Equipment                                      -             35,000
                                                                   ----------         ----------
(Loss) From Operations                                               (140,619)          (173,624)

Other Income (Expenses)
  Interest Expense                                                     (6,386)            (6,655)
  Interest Income                                                       2,429                 24
                                                                   ----------         ----------
      Total Other Income (Expense)                                     (3,957)            (6,631)

(Loss) before taxes                                                  (144,576)          (180,255)

Benefit for Local Taxes                                                11,695              9,518
                                                                   ----------         ----------
Net (Loss)                                                         $ (132,881)        $ (170,737)
                                                                   ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                         TURNKEY COMPUTER SYSTEMS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
 FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE EIGHT MONTHS ENDED AUGUST 31,
                                2002 (UNAUDITED)

                                                 Common          Retained
                                                 Stock           Earnings           Total
                                                 ------          --------           -----
Balance at January 1, 2001                      $18,648         $ 529,230         $ 547,878

Stockholder's Distributions 2001                      -           (24,743)          (24,743)

Net (Loss) for the period 2001                        -          (132,881)         (132,881)
                                                -------         ---------         ---------
Balance at December 31, 2001                     18,648           371,606           390,254

Stockholder's Distributions 2002                      -            (1,543)           (1,543)

Net (Loss) for the period 2002                        -          (170,737)         (170,737)
                                                -------         ---------         ---------
Balance at August 31, 2002                      $18,648         $ 199,326         $ 217,974
                                                =======         =========         =========


   The accompanying notes are an integral part of these financial statements.

                         TURNKEY COMPUTER SYSTEMS, INC.
                            STATEMENT OF CASH FLOWS

                                                                                                    EIGHT MONTHS
                                                                                   YEAR ENDED           ENDED
                                                                                  DECEMBER 31,        AUGUST 31,
                                                                                      2001               2002
                                                                                  -----------       ------------
                                                                                                     (Unaudited)
Cash Flows From Operating Activities:
  Cash received from customers                                                    $ 2,304,304        $ 1,456,981
  Cash paid to suppliers and employees                                             (2,413,252)        (1,478,414)
  Interest income                                                                       2,429                 24
  Interest paid                                                                        (6,386)            (6,655)
  Taxes paid                                                                           (9,400)               (18)
                                                                                  -----------        -----------
      Net Cash (Used In) Provided by
      Operating Activities                                                           (122,305)           (28,082)
                                                                                  -----------        -----------
Cash Flows From Investing Activities:
  Cash purchases of equipment                                                         (18,408)                 -
                                                                                  -----------        -----------
      Net Cash Used In Investing Activities                                           (18,408)                 -
                                                                                  -----------        -----------
Cash Flows From Financing Activities:
  Repayment of capitalized leases                                                        (586)                 -
  Stockholder distributions                                                           (24,743)            (1,543)
  Proceeds note payable                                                                20,441             38,062
                                                                                  -----------        -----------
      Net Cash (Used In) Provided By
      Financing Activities                                                             (4,888)            36,519
                                                                                  -----------        -----------
Net (decrease) increase in cash and cash equivalents                                 (145,601)             8,437

Cash and cash equivalents - beginning                                                 196,131             50,530
                                                                                  -----------        -----------
Cash and cash equivalents - ending                                                $    50,530        $    58,967
                                                                                  ===========        ===========

Reconciliation of net income to net cash used in operating activities:
  Net (Loss)                                                                      $  (132,881)       $  (170,737)
  Adjustments:
    Depreciation                                                                       27,242             16,439
    Deferred taxes                                                                     (9,800)            (9,900)
    Bad debt expense                                                                   13,055                  -
    Impairment loss                                                                         -             35,000
  Changes in assets and liabilities:
    (Increase) decrease in inventory                                                  (12,197)            15,664
    (Increase) decrease in accounts receivable                                         88,546             61,610
    (Increase) decrease in unbilled accounts
      receivable                                                                       19,675             12,419
    (Increase) decrease in prepaid expenses and taxes                                 (13,286)             6,960
    (Increase) decrease in security deposits                                           (5,400)             1,770
    Increase (decrease) in accounts payable                                           (90,563)             2,793
    Increase (decrease) in income taxes                                                (6,696)              (100)
                                                                                  -----------        -----------
      Net cash used in Provided by
      operating activities                                                        $  (122,305)       $   (28,082)
                                                                                  ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                         TURNKEY COMPUTER SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 2001 AND AUGUST 31, 2002 (UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Operations - The Company derives revenue from the design, programming, customization and assistance with the implementation of computer systems in addition to sales of computer hardware, software, and peripheral equipment primarily within the New York Tristate area. The Company provides credit in the normal course of business to its customers and performs ongoing credit evaluations of those customers. It maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information, credit losses when realized, have been within the range of the Company's expectations and historically, have not been significant.

   The Company purchases microcomputers and related products directly from suppliers as either an authorized dealer or a value-added reseller. The Company has entered into an authorization agreement with a major supplier which can be terminated by the supplier, with or without cause, upon 30 days notice, or immediately upon the occurrence of certain events. Equipment purchased from the Company's largest supplier amounted to approximately 91% of equipment sales in 2001. The Company believes that it has an excellent relationship with its major supplier, and does not see any difficulty in obtaining a new supplier if the current relationship expires.

   Use Of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Cash and Cash Equivalents - For the purposes of the statement of cash flows cash equivalents include deposits, certificate of deposit and all highly liquid debt instruments with original maturities of three months or less.

   Inventories - Inventories comprised principally of computer hardware, software, and supplies are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

   Property and Equipment - Property and equipment are stated at cost and are depreciated using the straight line method over three to seven years.

   Advertising - The Company expenses advertising costs as they are incurred. Advertising expense for the year ended December 31, 2001 was $6,679.

   Deferred Income Taxes - Local income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of property and equipment, accounts receivable, accounts payable and deferred charges for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those timing differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                         TURNKEY COMPUTER SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 2001 AND AUGUST 31, 2002 (UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

   "S" Corporation and Income Taxes - The Company's shareholders elected oSo Corporation status in 1987. In lieu of federal and state corporate income taxes, the shareholders of an "S" Corporation are taxed on their proportionate share of the Company's taxable income. The Company is subject to certain local income taxes.

   Impairment of Long-Lived Assets - Long-lived assets, are reviewed for impairment and written down to fair value whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. At December 31, 2001, no such impairment existed. At August 31, 2002, based upon subsequent sales it was determined that the value of certain property and equipment was impaired by approximately $35,000 The Company measures the potential impairment of long-lived assets, by the undiscounted value of expected operating cash flow in relation to the assets to which it applies.

   Revenue Recognition - The Company recognizes revenue upon the shipment of ordered merchandise and as technical services are rendered.

   Comprehensive Income - There were no items of other comprehensive income in 2001 and thus net income is equal to comprehensive income for the year presented.

   Concentrations of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and equivalents and trade accounts receivable. The Company places its cash with a high credit quality institution. At times, such amounts may be in excess of the FDIC insurance limits. On December 31, 2001, $0 of cash exceeded FDIC insured limits.

   The Company's customers are primarily mid to small size corporations in diversified industries located in the New York tri-state area. Receivables from the Company's largest customers approximated 52% of the trade receivables at December 31, 2001. These customers accounted for 65% of the Company's revenue for the year ended December 31, 2001. The loss of a principal customer would be expected to have a material adverse effect on the Company's operations during the short term until the Company is able to generate replacement business, although there can be no assurance of obtaining such business.

   Credit is extended to customers based on an evaluation of their financial condition, and collateral is generally not required. The evaluation of financial condition is performed to reduce the risk of loss. The Company has not historically experienced many material losses due to uncollectible accounts receivable.

2. RELATED PARTY TRANSACTIONS

   Advances to Stockholders - From time to time the Company has made loans to the company stockholders. These are non interest-bearing loans and have no specific repayment terms. During 2001 these loans were reclassified to stockholders' distributions. As of December 31, 2001, amounts due from stockholders was $0.

                         TURNKEY COMPUTER SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 2001 AND AUGUST 31, 2002 (UNAUDITED)


2. RELATED PARTY TRANSACTIONS - (Continued)

   Rent Expense - The Company leases additional office space from its shareholders. The leases are on a month to month basis for $400 per month. Lease payments of $4,800 are included in rent expense for the year ended December 31, 2001.

3. RETIREMENT PLAN

   The Company adopted a SARSEP Plan effective January 1, 1996. Under the plan, all employees who are at least 21 years of age and have completed one year of service are eligible to defer up to 15% of their pre-tax compensation, but not more than $10,500 per calender year. The Company can make discretionary contributions to the plan. To date the company has not made any discretionary contributions to the plan.

   As of October 1, 2000 the Company terminated the SARSEP Plan and replaced it with a simple pension. Under the plan, all employees who are at least 21 years of age and have completed one year of service are eligible to defer their pre-tax compensation, up to $6,500 per calender year. The Company must match the elective contribution of an employee in the amount not exceeding 3% of the employee's compensation or 2% of compensation for each eligible employee. Included in pension expense is $25,195 for the year ended December 31, 2001.

4. COMMITMENTS AND CONTINGENCIES

   Operating Lease - The Company leased office space in Staten Island, New York through February 2002 and has terminated this lease. The Company also leases office space in Clifton, New Jersey for a period of four years with an option to renew for another five years and includes a provision for escalating annual rentals based upon the fair market rental value of the premises.

   Total rent charged to operations for office space for the year ended December 31, 2001 was $91,268.

   The total future minimum rental payments required are as follows:

                2002          2003          2004          2005
              $64,800       $64,800       $64,800       $     0
              =======       =======       =======       =======

   The Company subleased office space to a third party on a month to month basis. Total Rent expense charged to operations is net of any sublease rent received for the period. This sublease ended October 2001.

   Following is a summary of rental expense under all operating leases:

                                                     2001
                                                   -------
      Office space                                 $89,718
      Office space                                   4,800
      Sublease rental                               (3,250)
                                                   -------
           Total Rent Expense                      $91,268
                                                   =======

                         TURNKEY COMPUTER SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 2001 AND AUGUST 31, 2002 (UNAUDITED)


5. CREDIT FACILITY

   The Company has entered into a financing agreement for the purchase of inventory. This agreement is for $200,000 (Approximately $158,708 unused) at December 31, 2001, and generally provides for thirty day repayment terms. Current borrowing under this agreement are included in accounts payable and accrued liabilities. These agreements are secured by the related inventory and/or accounts receivable. In addition this agreement provides for personal guarantees of the Company's stockholders. This agreement will remain in effect until terminated by either party.

6. LOCAL INCOME TAXES

   The liability method is used in accounting for local income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

   The provision (benefit) for local income taxes consists of the following:


                                                    2001
                                                  --------
       Local taxes
       Current                                    $ (1,895)
       Deferred                                     (9,800)
                                                  --------
                                                  $(11,695)
                                                  ========


   The income tax provision differs from the expense that would result from applying local statutory rates to income before income taxes because certain expenses are not deductible for tax purposes.

7. PROPERTY AND EQUIPMENT

   Equipment and Fixtures consist of the following:

                                                    2001
                                                 ---------
      Furniture and fixtures                     $  30,585
      Computer equipment                           179,349
      Office equipment                              28,183
      Software                                       8,162
                                                 ---------
                                                   246,279
      Less: Accumulated depreciation              (161,759)
                                                 ---------
                                                 $  84,520
                                                 =========

   Depreciation expense charged to operations was $27,242 for the year ended December 31, 2001.

8. NOTE PAYABLE

   The Company has a $165,000 line of credit bearing interest at 2.0 percent above prime (5.75 percent at December 31, 2001). Which is secured by substantially all assets and personal guarantees of the stockholders. Amount outstanding on the line was $120,441 at December 31, 2001.

                         TURNKEY COMPUTER SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 2001 AND AUGUST 31, 2002 (UNAUDITED)


9. SUBSEQUENT EVENT

   On August 31, 2002, the Company agreed to sell its business customer lists, customer contracts and goodwill to Emtec Inc., a systems integration company. The purchase price will be a contingent payment based upon future operating results of this business payable over the next two years. As of August 31, 2002, the Company's operations are limited to managing and liquidating its remaining assets.

                                   EMTEC, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS            (UNAUDITED)


The Company's pro forma statements of operations give effect to the August 12, 2002 and August 31, 2002 acquisitions by Emtec, Inc. of Acentra Technologies, Inc. and Turnkey Computer Systems, Inc., respectively as set forth in Note (1), as if such transactions had occurred at the beginning of the periods presented. The annual pro forma statement of operations combines the year ended March 31, 2002 for Emtec, Inc., 12 months ended March 31, 2002 for Acentra Technologies, Inc., and year ended December 31, 2001 for Turnkey Computer Systems, Inc. The interim pro forma statement of operations combines the six months ended September 30, 2002 for Emtec, Inc., the period from April 1, 2002 to August 12, 2002 for Acentra Technologies, Inc., and six months ended June 30, 2002 for Turnkey Computer Systems, Inc. Acentra revenues and expenses for the remainder of the six month period after acquisition (August 13, 2002 to September 30, 2002) are consolidated into Emtec's historical statement of operations for the six month period.

The pro forma financial statements and accompanying Notes should be read in conjunction with a reading of the financial statements of Emtec, Inc., Acentra Technologies, Inc., and Turnkey Computer Systems, Inc.

                                   EMTEC, INC.
                       PRO FORMA STATEMENT OF OPERATIONS             (UNAUDITED)


                                                Historical
                                                ----------        Turnkey
                                                Acentra           Computer           Pro Forma        Pro Forma
                             Emtec, Inc.    Technologies, Inc.   Systems,Inc.      Adjustments (2)      Totals
                             -----------    -----------------    ------------      ---------------    ---------
Year Ended:                 March 31, 2002   March 31, 2002    December 31, 2001
-----------                 --------------   --------------    -----------------
Total Revenues                 $69,601,406    $32,833,916          $2,196,084     $  (417,881)(a)    $104,213,525

Total Cost of Revenues          59,534,276     29,567,313           1,364,572      (1,559,941)(b)      88,906,220
                               -----------    -----------          ----------     -----------        ------------
Total Gross Profit              10,067,130      3,266,603             831,512       1,142,060          15,307,305
                               -----------    -----------          ----------     -----------        ------------
Operating Expenses

Sales, general & administrative
  expenses                       8,995,255      3,943,706             972,130        (872,450)(c)      13,038,641
Termination costs                   21,746          -                    -              -                  21,746
Interest expense                   210,305        263,070               3,959           -                 477,334
Startup costs; E-Business          617,220          -                    -              -                 617,220
                               -----------    -----------          ----------     -----------        ------------
Total Operating Expenses         9,844,526      4,206,776             976,089        (872,450)         14,154,941
                               -----------    -----------          ----------     -----------        ------------
Income(Loss) From
  Operations Before Income
  Tax Expense(Benefit)             222,604       (940,173)           (144,577)      2,014,510           1,152,364

Income tax expense (benefit)         5,632       (255,756)            (11,696)        425,456(d)          163,636
                               -----------    -----------          ----------     -----------        ------------
Net Income (Loss)              $   216,972    $ ( 684,417)         $ (132,881)    $ 1,589,054        $    988,728
                               -----------    -----------          ----------     -----------        ------------

Net Income per share           $      0.03                                                           $       0.14
 (basic and diluted)

                                   EMTEC, INC.
                        PRO FORMA STATEMENT OF OPERATIONS           (UNAUDITED)


                                                   Historical
                                                   ----------
                                                                        Turnkey
                                                     Acentra            Computer          Pro Forma          Pro Forma
                                 Emtec, Inc.    Technologies, Inc.     Systems,Inc.      Adjustments (2)       Totals
                                 -----------    ------------------     ------------      ---------------       ------

                              April 1, 2002 to   April 1, 2002 to  January 1, 2002 to
Periods:                     September 30, 2002   August 12, 2002     June 30, 2002
--------                     ------------------   ---------------     -------------
Total Revenues                  $49,757,826        $ 4,110,687         $1,116,420         $(103,690)(e)     $54,758,788
                                                                                           (122,455)(i)

Total Cost of Revenues           43,458,765          4,543,241            810,344          (152,343)(f)      48,582,149
                                -----------        -----------         ----------                           -----------
                                                                                            (77,858)(i)
                                                                                          ---------
Total Gross Profit                6,299,061           (432,554)           306,076             4,056           6,176,639
                                -----------        -----------         ----------         ---------         -----------

Operating Expenses


Sales, general & administrative
  expenses                        6,004,798          1,738,766            343,078          (426,648)(g)       7,628,124
                                                                                            (31,870)(i)
Termination costs                     -                   -                   -                -                   -
Interest expense                     47,567             46,737              4,322              -                 98,626
Startup costs; E-Business             -                  -                    -                -                   -
                                -----------        -----------         ----------         ---------         -----------

Total Operating Expenses          6,052,365          1,785,503            347,400          (458,518)          7,726,750
                                -----------        -----------         ----------         ---------         -----------

Income(Loss) From
  Operations Before Income
  Tax Expense(Benefit)              246,696         (2,218,057)           (41,324)          462,574          (1,550,111)

Income tax expense (benefit)          9,870                905               (382)          (78,959)(h)        ( 68,566)
                                -----------        -----------         ----------         ---------         -----------

Net Income (Loss)               $   236,826        $(2,218,962)        $  (40,942)        $ 541,533         $(1,481,545)
                                -----------        -----------         ----------         ---------         -----------



Net Income (Loss) per share     $      0.03                                                                 $     (0.21)

                                   EMTEC, INC.
                (FORMERLY AMERICAN GEOLOGICAL ENTERPRISES, INC.)
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS         (UNAUDITED)


1. Acquisitions

   On August 12, 2002, the Company acquired certain assets of Acentra Technologies, Inc., including the assumption of the State of New Jersey computer supply and services contract for a net purchase price of $165,607 in cash. The net purchase price of $165,607 in cash to be allocated as follows:

$ 100,000       Assignment of State Contract and $4.5 million estimated value of open PO's
  319,438       Inventory
   22,715       Equipment
    2,500       Cable Parts
 (279,046)      Advance Payment Amount from Customers, and net deferred revenue
---------
$ 165,607       Net purchase price
=========

                On August 31, 2002, the Company acquired all of the customer contracts of Turnkey Computer Systems, Inc. of Clifton, NJ. The Company paid no consideration for these contracts. Emtec has hired 16 former Turkey Computer Systems' employees including 2 former executives.

2. Pro Forma Adjustments to Statement of Operations.

   Year ended March 31, 2002 for Emtec, Inc.,12 months ended March 31, 2002 for Acentra Technologies, Inc. and the year ended December 31, 2001 for Turnkey Computer Systems, Inc..

   a) Pro Forma adjustment of $(417,881) to Total revenues is mainly due to the Company not purchasing Lanier line of business from Acentra Technologies, Inc.. Lanier is a manufacturer that produces office copiers. Acentra sold various types of Liner copiers to its customers along with service contracts agreements.

   b) Pro Forma adjustment of $(1,559,941)to Total cost of revenues is due to elimination of compensation paid to certain engineers of Acentra Technologies, Inc. who were not retained by the Company. This amounts to $(1,483,135), which includes total compensation paid to these positions. The remaining $(76,807) included elimination of cost of copiers and freight charges associated with Liner line of business.

   c) Pro Forma adjustment of $(872,450) to Sales, general and administrative expense is due to elimination of compensation paid to executive, accounting, administrative and certain sales personnel of Acentra Technologies, Inc. and Turnkey Computer Systems, Inc. who were not retained by the Company. This amounts to $(200,523), which includes total compensation paid to these positions. The remaining $(671,927) is broken out into following categories:

      Building Rent and maintenance                 $(328,906)
      Payroll taxes and benefit expense             $(267,473)
      Auto and Travel expense                       $ (63,235)
      Depreciation expense                          $ (14,742)
      Interest income                               $   2,429
                                                    ---------
      Total                                         $(671,927)
                                                    ---------

   d) Pro Forma adjustment of $425,456 to Income tax expense (benefit) is presented to show the pro forma tax effect of combining the operating results of the companies and to tax effect the aforementioned pro forma adjustments.

Six months ended September 30, 2002 for Emtec, Inc. and Acentra Technologies, Inc. and June 30, 2002 for Turnkey Computer Systems, Inc..

   e) Pro Forma adjustment of $(103,690) to Total revenues is mainly due to the Company not purchasing Lanier line of business from Acentra Technologies, Inc.. Lanier is a manufacturer that produces office copiers. Acentra sold various types of Liner copiers to its customers along with service contracts agreements.

   f) Pro Forma adjustment of $(152,343)to Total cost of revenues is due to elimination of compensation paid to certain engineers of Acentra Technologies, Inc. who were not retained by the Company. This amounts to $(132,960) which includes total compensation paid to these positions. The remaining $(19,383) included elimination of cost of copiers and freight charges associated with Liner line of business.

   g) Pro Forma adjustment of $(426,648) to Sales, general and administrative expense is due to elimination of compensation paid to executive, accounting, administrative and certain sales personnel of Acentra Technologies, Inc. and Turnkey Computer Systems, Inc. who were not retained by the Company. This amounts to $(46,017) which includes total compensation paid to these positions. The remaining $(380,631) is broken out into following categories:

      Building Rent and maintenance                 $(124,175)
      Payroll taxes and benefit expense             $ (36,042)
      Auto and Travel expense                       $ (20,680)
      Depreciation expense                          $  (6,080)
      Adverting expense                             $ (10,462)
      Legal expense                                 $(182,964)
      Interest income                               $     229
                                                    ---------
      Total                                         $(380,631)
                                                    ---------

   h) Pro Forma adjustment of $(78,959) to Income tax expense (benefit) is presented to show the pro forma tax effect of combining the operating results of the companies and to tax effect the aforementioned pro forma adjustments.

   i) Net Pro Forma adjustment of $(12,727) is comprised of following;

      Total Revenues                                $(122,455)
      Total Cost of Revenue                           (77,858)
                                                    ---------
      Total Gross Profit                            $ (44,597)

      Sales, general and
      Administrative expense                        $ (31,870)
                                                    ---------
      Income(Loss) From
      Operations Before Income
      Tax Benefit(Expense)                          $ (12,727)
                                                    ---------

   This Pro Forma adjustment is to eliminate income from operations before income taxes for month of September 2002 for Turnkey Computer Systems, Inc. which is included in the consolidated statements of operations for the six months ended September 30, 2002 for Emtec, Inc.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   December 12, 2002

                                   EMTEC, INC.
                                   (Registrant)


                                   By: /s/ John Howlett
                                       ------------------------------------
                                       John Howlett
                                       Chairman and Chief Executive Officer